THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                       COVERING SECURITIES THAT HAVE BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933.

                  Participant Information Dated January 1, 1998

                           COPLEY PHARMACEUTICAL, INC.
                        1992 EMPLOYEE STOCK PURCHASE PLAN

         Copley Pharmaceutical, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to, among other things, offer and sell shares of the Company's Common Stock pursuant to the Company's 1992 Employee Stock Purchase Plan (the "Plan"). A copy of the Plan is attached to this document. Four Hundred Fifty Thousand (450,000) shares of Common Stock, $.01 par value (the "Common Stock"), relating to the Plan are to be offered pursuant to the Registration Statement. The information contained in this document is a summary of certain material information regarding the Plan which the Company is required to provide to you pursuant to Rule 428(b) of the rules and regulations prescribed by the Commission pursuant to the Securities Act. This document is intended to familiarize employees of the Company and its participating subsidiaries, as designated from tine to time by the Board of Directors of the Company, with the Plan and its operation as it relates to their participation.

         The following summary description in question and answer form is qualified in its entirety by reference to the full text of the Plan. Additional information about the Plan and its administrators may be obtained by contacting the Benefits Manager at the Company's principal executive office, located at 25 John Road, Canton, Massachusetts 02021. The telephone number of the Company at its office is (781) 821-6111.

         What is the purpose of the Plan?

         The purpose of the Plan is to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Company and participating subsidiaries so that they may share in the growth of the Company by purchasing shares of Common Stock of the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to the Plan will constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         Who is eligible to participate?

         You are eligible to participate in the Plan if you are employed by the Company or any of its participating subsidiaries and your customary employment is more than 20 hours per week and more than five months in any calendar year. Holders of five percent or more of the total combined voting power or value of all classes of stock of the Company (or the Company's parent or subsidiaries, if any) are not eligible to participate

         How do you become a participant?

         You may elect to participate, after you become eligible, by completing a form that authorizes your employer to deduct a percentage of your pay, to be held by the Company and used to purchase Common Stock under the Plan. This form is available from the Benefits Manager at the Company's principal executive office. The authorization form must be received by the Company at least ten (10) days prior to the beginning date of the next succeeding Payment Period (as defined below). Your payroll deductions will start at the beginning of the next Payment Period, as described in the Plan.

         How Much can you invest in the Plan?

         Your authorized payroll deduction must be in percentages within the following range:

                  The minimum deduction is 1% of your base pay or salary, including overtime but excluding any bonuses or commissions.

                  The maximum deduction is 10% of your base pay or salary, including overtime but excluding any bonuses or commissions.

                  The maximum number of shares of Common Stock that you may purchase in one Payment Period is 1,000 shares.

                  No employee shall be granted an option which permits such employee to purchase, in any one calendar year, Common Stock under the Plan having a fair market value (determined at the time such option is granted) of more than $25,000.

         What are the Payment Periods?

         The Payment Periods (other than the initial Payment Period and the transition Payment Period) under the Plan each have a duration of six (6) months, commencing on January 1 and July 1, and ending on June 30 and December 31 of each year. The initial Payment Period commenced on December 1, 1993 and ended on January 31, 1992 and the transition Payment Period commenced on August 1, 1996 and ended on December 31, 1996.

         When and at what price is your stock purchased?

         On the first business day of each Payment Period, you as a participant in the Plan are granted an option by the Company to buy Common Stock on the last business day of the Payment Period at a price that is equal to the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period or (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period. If you continue to be a participant on the last business day of the Payment Period, your accumulated payroll deductions are used to exercise that option and purchase that number of shares of Common Stock (up to a maximum of 1,000 shares), which can be paid for with your accumulated payroll deductions. In the event that your accumulated payroll deductions on the last day of the Payment Period would enable you, except for the 1,000 share limitation, to purchase more than 1,000 shares, the excess of the amount of payroll deductions over the aggregate purchase price of the 1,000 shares is refunded to you, without interest.

         In whose name will your stock be issued?

         Stock purchased by you under the Plan is issued only in your name, or if you so specify in your authorization, in your name and the name of another person of legal age. That person will become a joint tenant with rights of survivorship.

         What happens to your payroll deductions?

         Your payroll deductions are accumulated and held by the Company in a non-interest bearing account until the end of the Payment Period when the Common Stock is purchased. The maximum number of shares of Common Stock that you may purchase in one Payment Period is 1,000 shares.

         What happens to unused payroll deductions?

         Generally, unused payroll deductions are refunded.

         Can you change your payroll deduction during a Payment Period?

         Once a Payment Period begins you cannot increase or decrease your deduction percentage for that Payment Period (other than by withdrawing in full from the Plan as described below). To change your deduction percentage for the next Payment Period, you must submit a new authorization form at least ten (10) days before the beginning of such Payment Period.

         Can you withdraw from the Plan?

         Yes. You can withdraw at any time prior to ten (10) days before the last business day of each Payment Period. In such case, the entire balance of your payroll deductions will be refunded to you, without interest. To withdraw from the Plan, you must deliver a withdrawal notice to the Benefits Manager at the Company's principal executive office. No partial withdrawals can be made.

         If you withdraw, may you again participate in the Plan?

         Yes. To re-enter the Plan, you must submit a new authorization form at least ten (10) days before the beginning of the next Payment Period in which you intend to participate. You may re-enter the Plan only at the beginning of a Payment Period.

         What happens when you leave the Company?

         Your rights under the Plan will terminate if you cease to be an employee of the Company or its participating subsidiaries because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death, change of status or for any other reason, and all payroll deductions will be refunded to you, without interest. If you are on a leave of absence during the last three months of a Payment Period, however, you are treated as a participant in the Plan on the last day of that Payment Period and your accumulated payroll deductions will be used to purchase shares of Common Stock.

         May you assign or transfer your rights under the Plan?

         No. The rights granted to you under the Plan are yours alone and may not be assigned or transferred to anyone else, other than by will or the laws of descent and distribution. Your option may be exercised, during your lifetime, only by you.

         Who administers the Plan?

         The Plan is currently administered by the Compensation Committee of the Board of Directors of the Company. Members of the Compensation Committee are appointed by the Board of Directors. The Board may remove members from or add members to the Compensation Committee.

         The interpretation and construction by the Compensation Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Compensation Committee has the power to adopt rules and regulations for the administration of the Plan, provided that any such rules and regulations apply on a uniform basis to all employees under the Plan.

         When will the Plan terminate and how may it be amended?

         Unless terminated sooner as provided below, the Plan shall terminate on April 8, 2002. The Plan may be terminated at any time by the Company's Board of Directors, but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. The Compensation Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) materially increase the number of shares that may be issued under the Plan or change the class of employees eligible to receive options under the Plan or (ii) cause Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to become inapplicable to the Plan. If the Company issues a stock dividend on its Common Stock or is involved in a merger or other reorganization, the number of shares under the Plan will be appropriately adjusted.

         Are there limitations on the sale of stock which was purchased under the Plan?

         Yes. The Plan is intended to provide you with an ownership interest as an investment, and you may sell Common Stock which you have purchased under the Plan, subject to compliance with applicable federal or state securities laws and Copley's Corporate Policy which restricts the sale of Company stock to specified time periods. In addition, certain officers of the Company may be subject to
Section 16 of the Exchange Act which may restrict the sale of stock acquired under the Plan by such persons. Moreover, because of certain tax requirements, you must notify the Company if you dispose of any stock within two years after the first business day of the Payment Period in which you purchased the stock. You should carefully consider the tax consequences before selling your shares. YOU ASSUME THE RISK OF ANY MARKET FLUCTUATION IN THE PRICE OF THE STOCK AFTER THE SHARES ARE PURCHASED BY YOU.

         What are some of the tax consequences associated with the Plan?

         The following questions and answers summarize certain tax considerations for employees participating in the Plan and certain tax effects to the Company. The summary, however, does not address every situation that may result in taxation. For example, it does not discuss state taxes or the tax implications arising from a participant's death. The summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state and local) of exercising his or her rights under the Plan. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the Plan.

         What are the likely federal income and social security tax consequences to employees who participate in the Plan?

         The amounts deducted from an employee's pay under the Plan are included in the employee's compensation subject to federal income and social security taxes. The employer will withhold taxes on these amounts as if they were included in the employee's paycheck. An employee will not recognize any additional income at the time he or she elects to participate in the Plan or purchases Common Stock under the Plan. An employee will recognize additional income, however, when he or she disposes of such stock.

         If an employee disposes of Common Stock purchased pursuant to the Plan within two years after the first business day of the Payment Period in which such stock was purchased, the employee will recognize ordinary compensation income at the time of disposition in an amount equal to the excess of the fair market value of the stock on the day the stock was purchased over the purchase price the employee paid for the stock. This amount may be subject to withholding taxes, including social security taxes. In addition, the employee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount taxed as compensation income). If the shares have been held for more than one year, such gain or loss will be a long-term capital gain or loss.

         If an employee disposes of stock purchased pursuant to the Plan more than two years after the first business day of the Payment Period in which such stock was purchased, the employee will recognize as ordinary compensation income at the time of such disposition an amount equal to the lesser of (i) the excess of the fair market value of the stock measured at the time of such disposition over the amount paid for the stock, or (ii) approximately 15% of the fair market value of the stock measured as of the first business day of the Payment Period in which the stock was purchased. This amount, however, is not subject to social security taxes or withholding. In addition, the employee generally will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the stock and his or her basis in the stock (that is, his or her purchase price plus the amount, if any, taxed as compensation income).

         What is the significance of the difference between ordinary income and capital gain?

         The maximum rate of tax on ordinary income and short-term capital gain (gain on capital assets held for one year or less) is currently 39.6%. Pursuant to recently enacted legislation, the rate of tax on capital gain is generally 20% for capital assets held for more than 18 months and sold after July 28, 1997 (and for assets sold between May 7, 1997, through July 28, 1997, and held for more than one year). The rate of tax is generally 28% for capital assets held for more than one year but not more than 18 months.

         The 20% capital gain tax rate will be reduced to 18% for capital assets that are held for more than five years, the holding period for which begins on or after January 1, 2001 (or which are marked to market at that time). Other tax rates may apply in certain cases and to certain taxpayers, including those who are in lower tax brackets with regard to their overall taxable income. Plan Participants should consult their own tax advisors about the treatment of capital losses.

         What are the likely federal tax consequences to the Company and its participating subsidiaries upon an employee's participation in and purchase of stock under the Plan and the subsequent sale of stock so purchased?

         Although the amounts deducted from an employee's pay under the Plan generally are tax-deductible business expenses of his or her employer, the Company and its participating subsidiaries will not be allowed any additional deduction by reason of any employee's participation in or purchase of Common Stock under the Plan. However, if an employee disposes of stock purchased pursuant to the Plan within two years after the first business day of the Payment Period in which such stock was purchased, his or her employer should be entitled to a deduction in an amount equal to the compensation income recognized by the employee. If an employee disposes of stock purchased under the Plan more than two years after the first business day of the Payment Period in which such stock was purchased, his or her employer will not receive any deduction for federal income tax purposes with respect to such stock. Except when an employee disposes of Common Stock after the two-year period described above, the Company and its participating subsidiaries may be required to withhold taxes upon, and to pay employment taxes with respect to, any compensation income recognized by their employees in connection with the Plan.

lNFORMATION INCORPORATED BY REFERENCE

         The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference as of their respective dates: (i) the Company's Prospectus as filed under the Securities Act, in Registration Statement No. 33-47470 on Form S-1, as amended, (ii) the section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on April 24, 1992, and (iii) all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of shares of Common Stock offered hereby.

         The Company will upon written or oral request provide without charge to any person to whom this Plan information is delivered a copy of all documents described above (other than exhibits to such documents). Such request should be directed to:





         Benefits Manager
         Copley Pharmaceutical, Inc.
         Canton Commerce Center
         25 John Road
         Canton,  MA  02021
         (781) 821-6111